UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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AETRIUM INCORPORATED

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AETRIUM INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 19, 2013

The 2013 Annual Meeting of the Shareholders of Aetrium Incorporated, a Minnesota corporation, will be held at Aetrium’s corporate headquarters located at 2350 Helen Street, North St. Paul, Minnesota, beginning at 4:00 p.m., local time, on December 19, 2013, for the following purposes:

1.	To elect five (5) persons to serve as directors until the next Annual Meeting or until their respective successors are elected and qualified;

2.	To vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;

3.

To vote on a non-binding advisory resolution to determine the frequency (whether every 1 year, every 2 years, or every 3 years) with which shareholders of the Company shall be entitled to have an advisory vote on the compensation of the Company’s named executive officers;

4.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2013 fiscal year; and

5.	To transact such other business as may properly come before the Annual Meeting.

The record date for determining the shareholders who are entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof, is the close of business on October 31, 2013.

You are cordially invited to attend the Annual Meeting. If you do not plan to attend the Annual Meeting in person, please be sure you are represented at the Annual Meeting by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided, which requires no postage if mailed within the United States.

By Order of the Board of Directors

/s/ Paul H. Askegaard

Paul H. Askegaard
Treasurer and Secretary

November 20, 2013

North St. Paul, Minnesota

AETRIUM INCORPORATED

2350 Helen Street

North St. Paul, Minnesota 55109

(651) 770-2000

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 19, 2013

INTRODUCTION

The 2013 Annual Meeting of the Shareholders of Aetrium Incorporated, a Minnesota corporation, will be held at Aetrium’s corporate headquarters located at 2350 Helen Street, North St. Paul, Minnesota 55109, beginning at 4:00 p.m., local time, on December 19, 2013.

A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. We will pay the costs related to soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock. The Company has retained InvestorCom, Inc. to assist the Company in the solicitation of proxies for a fee of $5,000 plus expenses.

Any shareholder giving a proxy may revoke it at any time before its use at the Annual Meeting either by:

●	giving written notice of revocation to our Secretary before the Annual Meeting or at the Annual Meeting before the proxy is used;

●	submitting a duly executed proxy with a later date to our Secretary; or

●	appearing at the Annual Meeting and voting his or her stock in person.

Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders, but lack any such specification, will be voted in accordance with our board of directors’ recommendations. Abstention from a proposal set forth in the Notice of Meeting is treated as a vote against such proposal. Broker non-votes on the election of directors (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote) are treated as shares with respect to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on such proposal.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN THIS PROXY STATEMENT, FOR an advisory resolution regarding the compensation of the Company’s named executive officers, FOR A VOTE on the frequency of future advisory votes on the compensation of named executive officers EVERY 1 YEAR AND FOR ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2013 fiscal year.

We expect that this Proxy Statement and the proxy card will be first mailed to shareholders on or about November 20, 2013.

The terms “we,” “us,” “our,” or the “company” or similar terms refer to Aetrium Incorporated.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders who share the same address. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to our Investor Relations Department, Aetrium Incorporated, 2350 Helen Street, North St. Paul, Minnesota 55109, telephone: (651) 770-2000. Any shareholder who wants to receive separate copies of our Proxy Statement or Annual Report to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact us at the above address and phone number.

OUTSTANDING SHARES

Only record holders of our common stock at the close of business on October 31, 2013 will be entitled to vote at the Annual Meeting. On October 31, 2013, we had 1,078,176 outstanding shares of common stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of the shares (539,089 shares) entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for the purposes of determining a quorum, without regard to whether the card reflects an abstention (or is left blank) or reflects a broker non-vote on a matter. Holders of shares of common stock are not entitled to cumulate voting rights.

On October 11, 2013 the Company effected a one-for-ten reverse split of its common stock (the “Reverse Split”). The Reverse Split reduced the number of outstanding shares of our common stock from 10,781,451 shares to 1,078,176 shares. A proportional adjustment was also made to all outstanding stock options to reflect the Reverse Split. All share amounts included herein have been retroactively adjusted to reflect the Reverse Split.

ELECTION OF DIRECTORS

Proposal 1

Nomination

Our Bylaws provide that the number of directors to constitute our board of directors will be at least one or such other number as may be determined by our board or our shareholders. At our 2012 Annual Meeting, six directors were elected. Our board has unanimously recommended and determined to nominate five directors to be elected at the 2013 Annual Meeting, comprised of all of the current directors, all of whom first became directors in 2013. The process used to nominate these directors is discussed below under the caption “Board Member Nomination Process.” Directors elected at the 2013 Annual Meeting will hold office until the next regular meeting of shareholders or until their successors are duly elected and qualified.

All of the nominees for directors are currently members of our board and have consented to serve as directors, if elected. Each nominee will be elected by a plurality of the votes cast. The five director nominees receiving the highest vote totals will be elected. Shares represented by proxies that contain instructions to “withhold” voting authority on one or more nominees will not affect the election of nominees receiving a plurality of the votes cast. Our board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement. Our board intends to vote the proxies solicited on its behalf (other than proxies in which the vote is withheld) for the election of each of the nominees as directors. If prior to the Annual Meeting our board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies will be cast for another nominee to be designated by our board to fill such vacancy, unless a shareholder indicates to the contrary on his or her proxy card. Alternatively, the proxies may, at our board’s discretion, be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence. Our board has no reason to believe that any of the nominees will be unable to serve.

Board Member Nomination Process

We have not established a nominating committee. Our board has determined that because of the relatively small size of the board and the value of all directors participating in the process of nominations for board membership, it is in the company’s best interests for the entire board to exercise the responsibilities of nominations for board membership. In lieu of a charter, the board has adopted principles, objectives and requirements in connection with the nomination process that set forth guidelines and procedures for the selection and evaluation of candidates for nomination as board members. We have posted these principles, objectives and requirements on our website at www.aetrium.com and refer to them as our nominating procedures. Our board reviews these principles, objectives and requirements periodically to determine if a more formal policy should be adopted.

In evaluating individual candidates for nomination for board membership, the board will seek out individuals who have, at a minimum, the following attributes:

●	High moral and ethical character;

●

Readiness to share constructive ideas, make independent decisions, work proactively and constructively with other board members, and devote the time and energy necessary for comprehensive and timely completion of all board member responsibilities; and

●

Adequate education, training and business experience, including knowledge of our business and the semiconductor and semiconductor equipment industries, to understand and make well informed and well reasoned judgments on all matters within the scope of the board’s responsibilities.

While the company does not have a specific policy related to board diversity, the board seeks nominees with a broad diversity of experience, expertise and backgrounds. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities and meet its objectives. Nominees are not discriminated against on the basis of race, gender, religion, national origin, sexual orientation, disability or any other basis prescribed by law.

In making nominations for board membership, the board will consider recommendations from a variety of sources, including from shareholders. All recommended candidates will be evaluated under the same criteria. All candidates selected as a nominee for director must be approved by a majority of the independent directors of our board.

Information About Nominees

The following table sets forth certain information as of October 31, 2013, that has been furnished to us by the persons who have been nominated by our board to serve as directors for the ensuing year.

Nominees for Election	Age	Principal Occupation	Director Since

Jeffrey E. Eberwein	43	Chief Executive Officer, Loan Star Value Management, LLC	2013
Richard K. Coleman, Jr.	57	President of Rocky Mountain Venture Services	2013
Galen Vetter	62	Private Investor	2013
Daniel M. Koch	60	President and Chief Executive Officer of the Company	2013
Paul H. Askegaard	61	Treasurer and Secretary of the Company	2013

Jeffrey E. Eberwein joined our board of directors in January 2013. He is the founder and chief executive officer of Lone Star Value Management, LLC, an investment firm. Prior to founding Lone Star Value in January 2013, Mr. Eberwein was a private investor from December 2011 to December 2012. He was a portfolio manager at Soros Fund Management from January 2009 to December 2011 and Viking Global Investors from March 2005 to September 2008. Mr. Eberwein is chairman of the board of Digirad Corporation and Crossroad Systems, Inc. and is also a director of NTS, Inc. and On Track Innovations Ltd., all of which are public companies. Mr. Eberwein serves on the corporate governance/nominating and compensation committees of NTS, Inc., the audit and compensation committees of On Track Innovations Ltd., and is the chairman of the audit committee and a member of the compensation and corporate governance committee of Crossroads Systems, Inc. Mr. Eberwein served as a director of Goldfield Corporation from May 2012 to May 2013. Mr. Eberwein is also the treasurer and serves on the executive committee of the Board of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with high honors from The University of Texas at Austin. Mr. Eberwein brings to our board twenty years of Wall Street experience and valuable public company and financial expertise, gained from both his employment history and directorships.

Richard K. Coleman, Jr. joined our board of directors in January 2013. Since 1998, he has been president of Rocky Mountain Venture Services, which he founded to focus his investment and consulting activities on the unique needs of new or troubled technology companies. His deep operational experience includes chief operating officer and chief executive officer positions in high growth companies in extremely competitive markets. Mr. Coleman has extensive experience evaluating market requirements, overseeing research and development programs, and turning around troubled companies. Mr. Coleman has served in executive and board positions for numerous public and private companies. Since May, 2013, Mr. Coleman has served as Interim CEO of Crossroads Systems, Inc.  He is also a director of Crossroads Systems, Inc., On Track Innovations Ltd., and NTS, Inc., where he serves as chairman of the Technology Strategy Committee. Mr. Coleman is a graduate of the USAF Academy and the USAF Communications Systems Officer School and also earned an MBA from Golden Gate University.   Mr. Coleman’s 30 years’ broad experience in leading technology companies provides particular value to our board.

Galen Vetter joined our board of directors in January 2013. He is currently a private investor and professional corporate director. In his career Mr. Vetter served as president of Rust Consulting, Inc. (December, 2008-May, 2012), as global chief financial officer of Franklin Templeton Investment Funds (April, 2004- November, 2008) and in numerous roles at McGladrey (June, 1973- March, 2004). Since January, 2009 Mr. Vetter has served as a member on the Advisory Board of Directors of Land O’Lakes and, since 2013 has served on the Board of Directors of Alerus Financial and ClearWay Minnesota. Mr. Vetter is a licensed certified public accountant (inactive). Mr. Vetter is a member of the National Association of Corporate Directors, including being Board Leadership Fellow certified. Mr. Vetter received his Bachelor of Science degree from the University of Northern Iowa. Mr. Vetter brings to our board diverse management experience including financial, analytical, information management, strategy and team development. In addition to Mr. Vetter’s extensive financial experience, our board benefits from Mr. Vetter’s enterprise risk management and international business experience.

Daniel M. Koch has served as our president and chief executive officer since November 15, 2013. Previous to that, Mr. Koch served as vice president – marketing since October 2012. From September 2010 until September 2012, Mr. Koch served as a Senior Account Manager for Delta Design – Rasco, a manufacturer of test handlers. From March 1991 to August 2010, Mr. Koch served as our vice president - worldwide sales. From March 1990 to March 1991, Mr. Koch served as the vice president of sales of Summation, Inc., a company involved with the testing of PC boards. From December 1973 to March 1990, Mr. Koch served in various sales positions and most recently as vice president of sales of Micro Component Technology, Inc. Mr. Koch’s extensive experience in the semiconductor equipment industry and knowledge of our products, our markets and our customers is invaluable to the board.

Paul H. Askegaard has served as our treasurer since February 1992 and as our principal financial and accounting officer since March 2001. From October 1986 to February 1992, Mr. Askegaard served as our corporate controller. Mr. Askegaard served as assistant secretary from May 2000, and was appointed secretary effective November 15, 2013. Mr. Askegaard is a licensed certified public accountant (inactive). Mr. Askegaard’s financial expertise and his extensive knowledge of the financial aspects of the Company and our industry are also invaluable to the board.

Additional Information About the Board and Its Committees

General Information. Our board of directors manages our business and affairs. Except for Messrs. Koch and Askegaard, all of our directors are independent directors, as defined by current Nasdaq listing standards and the rules and regulations of the SEC. Our independent directors hold meetings, referred to as “executive sessions,” at which only the independent directors are present on a regular basis and at least two times each year. During the fiscal year ended December 31, 2012, our independent directors held four executive sessions in addition to their participation in Audit Committee and Compensation Committee meetings.

Our board met or took action in writing nine times during the fiscal year ended December 31, 2012. Our board maintains an Audit Committee and a Compensation Committee. Each of our directors is expected to make a reasonable effort to attend all meetings of the board, applicable committee meetings and our Annual Meeting of Shareholders. All of our directors then serving attended 75% or more of the aggregate meetings of our board and all such committees on which they served during the fiscal year ended December 31, 2012. All of our directors then serving attended our 2012 Annual Meeting.

Audit Committee. Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of overseeing accounting and financial reporting processes and audits of our financial statements. The functions of the Audit Committee include reviewing our financial statements, overseeing the financial reporting and disclosures prepared by management, making recommendations regarding our financial controls, and conferring with our independent registered public accounting firm. In addition, the Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee met or took action in writing six times during the fiscal year ended December 31, 2012. The current members of the Audit Committee are Messrs. Vetter, Eberwein and Coleman. Messrs. Vetter and Eberwein were appointed to serve on the committee effective March 13, 2013 and Mr. Coleman was appointed to serve on the committee effective November 15, 2013. Terrence W. Glarner, Daniel A. Carr and Charles B. Westling served as members of our Audit Committee during all of fiscal year 2012 and in 2013 until they resigned effective March 13, 2013. Darnell Boehm served as Chairman of the Audit Committee during all of fiscal year 2012 and in 2013 until he resigned effective November 15, 2013. Mr. Vetter currently serves as Chairman of the Audit Committee.

Compensation Committee. The responsibilities of the Compensation Committee include approving the compensation for our executive officers and setting the terms of and grants of awards under share-based incentive plans. Our 2003 Stock Incentive Plan (referred to herein as the 2003 Plan) terminated on February 28, 2013. Outstanding stock options that were issued pursuant to the 2003 Plan continue to be exercisable according to their original terms. The Compensation Committee met or took action in writing six times during the fiscal year ended December 31, 2012. The current members of the Compensation Committee are Messrs. Coleman, Eberwein and Vetter. Mr. Coleman was appointed to serve on the committee effective March 13, 2013 and Messrs. Eberwein and Vetter were appointed to serve on the committee effective November 15, 2013. Terrence W. Glarner, Daniel A. Carr and Charles B. Westling served as members of our Compensation Committee during all of fiscal year 2012 and in 2013 until they resigned effective March 13, 2013. Darnell Boehm served as a member of our Compensation Committee during all of fiscal year 2012 and in 2013 until he resigned effective November 15, 2013. Mr. Coleman currently serves as Chairman of the Compensation Committee.

Board Leadership Structure and Risk Oversight. Mr. Eberwein has served as chairman of our board since November 15, 2013. We believe that Mr. Eberwein’s extensive investment banking and management experience and his experiences on other boards make him the best-qualified director to serve as chairman of our board. In addition, we believe that the fact that a majority of our board, including Mr. Eberwein, as well as the entire membership of each of our board committees consists of independent directors balances our governance structure to protect the interests of our stockholders. While we believe that the current board leadership structure is appropriate in the current circumstances, the board may change this structure if it no longer believes it continues to meet our objectives.

Our board administers its risk oversight function directly and through its committees. The board and each of its committees regularly discuss with management our major risk exposures, their potential impact on the company and the steps we take to manage them. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our compensation arrangements and our Audit Committee oversees management of our financial and business risks. We believe our current board leadership structure helps ensure proper risk oversight, based on the allocation of duties among committees and the role of our independent directors in risk oversight.

Shareholder Communications with Our Board. Any shareholder wishing to send communications to our board may send a letter to the board, c/o Corporate Secretary, at Aetrium’s address listed above. Any such communication must be clearly labeled “Security Holder-Board Communication” and must include a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held. All communications that are reasonably related to Aetrium or its business will be directed by the Corporate Secretary to the board, or particular board members, not later than the next regularly scheduled meeting of the board. The Corporate Secretary has the authority to discard or disregard or take other appropriate actions with respect to any inappropriate communications, such as unduly hostile, illegal or threatening communications.

Shareholders wishing to submit a recommendation for board membership may do so by sending a letter to the board, c/o Corporate Secretary, at Aetrium’s address listed above, that is clearly identified as a “Director Nominee Recommendation” and contains the following information:

●	Name of the candidate and a brief biographical sketch and resume of the candidate;

●	Contact information for the candidate and the shareholder making the recommendation;

●	A document evidencing the candidate’s willingness to serve as a director if elected; and

●	A signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

Shareholders who wish to make a recommendation for a nominee to be included in our proxy statement for our 2014 Annual Meeting of Shareholders must submit their recommendations to our board by April 1, 2014 to assure time for collection and meaningful consideration and evaluation of information regarding the nominees by our board.

Compensation of Non-Employee Directors

The following table sets forth the cash and non-cash compensation for our fiscal year ended December 31, 2012 awarded to or earned by our directors other than our named executive officers.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Darnell L. Boehm	—	—	12,500	—	—	10,980	23,480
Terrence W. Glarner	—	—	12,500	—	—	—	12,500
Daniel A. Carr	—	—	7,500	—	—	16,023	23,523
Charles B. Westling	—	—	7,500	—	—	—	7,500

(1)

Messrs. Glarner, Carr and Westling served as members of our board of directors during all of fiscal year 2012 and in 2013 until they resigned effective March 13, 2013. Mr. Boehm served as a member of our board of directors during all of fiscal year 2012 and in 2013 until he resigned effective November 15, 2013.

(2)

The fair value of option awards are computed in accordance with FASB ASC Topic 718, "Compensation - Stock Compensation," (ASC 718) but exclude the impact of assumed forfeiture rates. Represents the grant date fair value of a stock option award granted in fiscal year 2012. At December 31, 2012, there were options for the purchase of 7,500 shares of our common stock outstanding (after giving effect to the Reverse Split) to each of Messrs. Boehm, Glarner, Carr and Westling.

(3)	Represents premiums and health reimbursement account contributions paid for Mr. Boehm and his family and Mr. Carr and his family under our medical and dental group insurance programs.

Directors’ Fees. Our directors receive no cash compensation for their services as members of our board, although their out-of-pocket expenses incurred on our behalf are reimbursed.

Option Grants. All of our directors were eligible for grants of options under our 2003 Plan which terminated on February 28, 2013. As disclosed in the “Compensation of Non-Employee Directors” schedule above, in March 2012 and pursuant to the 2003 Plan, we granted to each of Messrs. Boehm and Glarner five-year options to purchase 5,000 shares of our common stock and to each of Messrs. Carr and Westling five-year options to purchase 3,000 shares of our common stock, all at an exercise price of $7.75 per share. As disclosed in the “Executive Compensation and Other Benefits” section below, in March 2012 and pursuant to the 2003 Plan, we also granted five-year options to Messrs. Levesque and Hemer to purchase 10,000 shares and 8,000 shares of our common stock, respectively, at an exercise price of $7.75 per share. The exercise price of all such options is equal to the fair market value of the common stock on the date of grant. One-half of all such options vest ratably over twelve months and one-half of such options vest ratably over forty-eight months from date of grant. All grants described herein have been adjusted to reflect the Reverse Split.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Proposal 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to the Exchange Act, which requires public companies to hold advisory (non-binding) votes on executive compensation.  Pursuant to the requirements applicable to the Company under the Dodd-Frank Act and Section 14A of the Exchange Act, our board of directors is asking shareholders to cast an advisory vote approving the named executive officer compensation as described in this proxy statement.

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s Named Executive Officers, as described in the Executive Compensation section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement.  The advisory vote on executive compensation is not a vote on the Company’s general compensation policies or compensation of the Company’s board.  The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholder to vote “FOR” the following resolution at the Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, including the Summary Compensation Tables, and the related compensation tables, notes and narrative disclosure set forth in this annual meeting proxy statement is, on an advisory basis, hereby APPROVED.

Approval of this PROPOSAL 2 requires the affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote on this PROPOSAL 2. Although this advisory vote is not binding on the Compensation Committee or the Board of Directors, the Compensation Committee will carefully consider the outcome of the vote and take into consideration concerns raised by shareholders when determining future compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.  PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Proposal 3

Pursuant to the requirements applicable to the Company under the Dodd-Frank Act and Section 14A of the Exchange Act, our board of directors is also asking shareholders to cast an advisory vote on the frequency with which the Company’s shareholders shall have the advisory vote on compensation of our Named Executive Officers provided for in PROPOSAL 2 in this proxy statement. By voting on this PROPOSAL 3, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation every 1 year, every 2 years, or every 3 years.

The advisory vote on the frequency of the say-on-pay vote is a non-binding vote as to how often the say-on-pay vote should occur: every 1 year, every 2 years, or every 3 years.  In addition, shareholders may abstain from voting. The Dodd-Frank Act requires the Company to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years.

After careful consideration, our board has determined that an advisory vote on executive compensation that occurs every year (annual frequency) is the most appropriate alternative for the Company, and therefore our board recommends that you vote for “every year” as the frequency for future advisory votes on executive compensation.

Shareholders are being asked to vote, on an advisory basis, on the following resolution to indicate their preferred voting frequency (every 1 year, every 2 years, every 3 years, or abstain from voting):

RESOLVED, that the option of every 1 year, every 2 years, or every 3 years that receives a plurality of the votes cast at the Annual Meeting of Shareholders by shareholders voting will be determined to be the preferred frequency of the shareholders with which the Company is to hold a stockholder vote to approve, on an advisory basis, the compensation of its named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.

The option of every 1 year, every 2 years, or every 3 years that receives a plurality of the votes cast at the Meeting by shareholders voting on PROPOSAL 3 will be the frequency for the advisory vote on the compensation of the Company’s named executive officers that has been selected by shareholders. The advisory vote will not be binding on the board of directors. While our board will carefully consider the outcome of the vote, the board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS EVERY 1 YEAR.  PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ALTERNATIVE OF EVERY “1 YEAR” UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Proposal 4

The Audit Committee is considering Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the 2013 fiscal year. Grant Thornton LLP has been our independent registered public accounting firm since 2006.

Although not required to do so, the board wishes to submit the selection of Grant Thornton LLP to the shareholders for ratification because the board believes it is good corporate practice. The board recommends a vote FOR the ratification of Grant Thornton LLP as our independent registered public accounting firm for 2013. Unless a different choice is given, proxies received by the board will be voted FOR the ratification of Grant Thornton LLP. The affirmative vote of a majority of the common stock represented and entitled to vote is required for the ratification of the selection of Grant Thornton LLP. Notwithstanding ratification of the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm, the board will be under no obligation to select Grant Thornton LLP as the Company’s independent registered accounting firm. If the selection of Grant Thornton LLP is not ratified, the board will reconsider its selection but may retain Grant Thornton LLP.

We have requested and expect one or more representatives of Grant Thornton LLP to be present at the Annual Meeting. Such representative(s) will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

 SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our common stock as of October 31, 2013, unless otherwise noted, by (a) each shareholder who we know owns beneficially more than 5% of our outstanding common stock, (b) each of our directors, nominees for directors and executive officers named in the “Summary Compensation Table” below, and (c) all of our executive officers and directors as a group.  The address for all our executive officers and directors is 2350 Helen Street, North St. Paul, Minnesota 55109.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Amount		Percent of Class (2)

Archer Advisors, LLC	117,298	(3)	10.9%

Jeffrey E. Eberwein	60,588	(4)	5.6%

Daniel M. Koch	5,510	(5)	*

Paul H. Askegaard	13,097	(6)	1.2%

Joseph C. Levesque	28,931	(7)	2.7%

Douglas L. Hemer	12,656	(8)	1.2%

Galen Vetter	8,440		*

Richard K. Coleman, Jr.	5,000		*

Executive officers and directors as a group (9) persons)________________	156,718	(9)	13.8%

*Less than 1%.

(1)

Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of October 31, 2013 are treated as outstanding only when determining the amount and percent owned by such person or group.  Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2)	Based on 1,078,176 shares of common stock outstanding as of October 31, 2013.

(3)

Represents 117,298 shares of common stock beneficially owned by Archer Advisors, LLC (“Archer”). Includes 50,723 shares owned directly by Archer Focus Fund, LLC based on a Form 4 dated March 21, 2013, and 66,575 shares owned directly by Archer Equity Fund, LLC based on a Schedule 13D/A dated February 6, 2013. Archer serves as the managing member for each of Archer Focus Fund, LLC and Archer Equity Fund, LLC. Archer’s address is 150 South Broadway, Wayzata, Minnesota 55391.

(4)

Represents 60,588 shares of common stock owned by Lone Star Value Investors, LP. Mr. Eberwein serves as the manager of Lone Star Value Investors GP, LLC, the general partner of Lone Star Value Investors, LP, and as the sole member of Lone Star Value Management, LLC, which serves as the investment manager of Lone Star Value Investors, LP. The principal business address of each of Lone Star Value Investors, LP, Lone Star Value Investors GP, LLC and Mr. Eberwein is 53 Forest Avenue, 1st Floor, Old Greenwich, Connecticut 06870.

(5)	Includes options to purchase 5,500 shares of common stock exercisable within 60 days.

(6)	Includes options to purchase 11,000 shares of common stock exercisable within 60 days.

(7)

Includes options to purchase 8,437 shares of common stock exercisable within 60 days.  Also includes an aggregate of 476 shares held in educational trusts for Mr. Levesque’s grandchildren, of which he is the trustee.

(8)	Includes options to purchase 7,000 shares of common stock exercisable within 60 days.

(9)

Includes options to purchase 53,937 shares of common stock exercisable within 60 days. Also includes an aggregate of 476 shares held in educational trusts for Mr. Levesque’s grandchildren, of which he is the trustee.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the fiscal years ended December 31, 2012 and December 31, 2011 awarded to or earned by our chief executive officer and our two other most highly compensated executive officers whose total compensation exceeded $100,000. The executive officers named in the chart below are referred to as our “named executive officers.”

SUMMARY COMPENSATION TABLE
Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Daniel M. Koch,	2012	26,636	—	—	11,000	—	—	—	37,636
President and Chief Executive Officer	2011	—	—	—	—	—	—	—	—

Paul H. Askegaard,	2012	138,280	—	—	18,000	—	—	—	156,280
Treasurer and Secretary	2011	143,048	—	—	—	—	—	—	143,048

Joseph C. Levesque,	2012	17,962	—	—	25,000	—	—	122,038	165,000
former President and Chief Executive Officer	2011	4,015	—	—	—	—	—	21,713	25,728

Douglas L. Hemer,	2012	135,887	—	—	20,000	—	—	—	155,887
former Chief Administrative Officer and Secretary	2011	202,241	—	—	—	—	—	—	202,241

(1)

Mr. Koch rejoined the Company as its Vice President—Marketing in October of 2012 after a two year absence. Mr. Koch was appointed president and chief executive officer and Mr. Askegaard was appointed secretary effective November 15, 2013. Mr. Levesque retired as president and chief executive officer effective November 15, 2013. Previously, Mr. Levesque retired as chief executive officer effective December 31, 2010, and resumed the positions of president and chief executive officer effective November 28, 2011. Mr. Hemer retired from the position of chief administrative officer effective December 31, 2012 and from the position of Secretary effective November 15, 2013.

(2)

The fair value of option awards are computed in accordance with FASB ASC Topic 718, "Compensation - Stock Compensation," (ASC 718) but exclude the impact of assumed forfeiture rates. Represents the grant date fair value of stock option awards granted in fiscal year 2012. No stock option awards were granted in fiscal year 2011.

(3)

For 2012, represents the fair value of deferred compensation earned by Mr. Levesque, payable in 2013. For 2011, includes premiums and health reimbursement account contributions of $12,266 paid for Mr. Levesque and his family under our director medical and dental group insurance programs for the portion of the year prior to when Mr. Levesque resumed the positions of president and chief executive officer. Also includes $9,447 in fair value of deferred compensation earned by Mr. Levesque after he resumed the positions of president and chief executive officer, payable in 2013. See “Deferred Compensation Arrangement” below.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—2012

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (1)	Option Expiration Date
Daniel M. Koch	286	5,214	(2)	—	6.10	11/1/2017

Paul H. Askegaard	2,500	—		—	22.175	4/30/2013
	1,750	1,250	(3)	—	23.50	8/26/2015
	2,578	2,922	(4)	—	7.75	3/19/2017
	131	2,369	(5)	—	5.20	11/20/2017

Joseph C. Levesque	3,000	—		—	22.175	4/30/2013
	875	625	(3)	—	23.50	8/26/2015
	4,688	5,312	(4)	—	7.75	3/19/2017

Douglas L. Hemer	3,000	—		—	22.175	4/30/2013
	875	625	(3)	—	23.50	8/26/2015
	3,750	4,250	(4)	—	7.75	3/19/2017

(1)	All option share and exercise price amounts are stated after giving effect to the one for ten reverse stock split we implemented effective October 11, 2013.

(2)

The stock option was granted on November 1, 2012. The stock option became fully exercisable effective March 13, 2013 as a result of an agreement we entered into with an activist shareholder group that triggered an accelerated vesting provision in Mr. Koch’s change of control agreement.

(3)

The stock option was granted on August 26, 2010. The stock option for Mr. Askegaard became fully exercisable effective March 13, 2013 as a result of an agreement we entered into with an activist shareholder group that triggered an accelerated vesting provision in Mr. Askegaard’s change of control agreement. Assuming continued employment or service with us, 312.5 shares for each of Messrs. Levesque and Hemer become exercisable on the 26th day of January, 2013 and each month thereafter through August 26, 2014. As a result of the resignations of Messrs. Levesque and Hemer on November 15, 2013, options granted to Messrs. Levesque and Hemer ceased to vest as of that date, and all vested and unexercised options outstanding to Messrs. Levesque and Hemer expire on February 15, 2014.

(4)

The stock option was granted on March 19, 2012. The stock option for Mr. Askegaard became fully exercisable effective March 13, 2013 as a result of an agreement we entered into with an activist shareholder group that triggered an accelerated vesting provision in Mr. Askegaard’s change of control agreement. Assuming continued employment or service with us, the stock option becomes exercisable as follows: for Mr. Levesque, 520.83 shares become exercisable on each of January 19, 2013, February 19, 2013, and March 19, 2013 and 104.17 shares become exercisable on April 19, 2013 and each month thereafter through March 19, 2016. For Mr. Hemer, 416.67 shares become exercisable on each of January 19, 2013, February 19, 2013, and March 19, 2013 and 83.33 shares become exercisable on April 19, 2013 and each month thereafter through March 19, 2016. As a result of the resignations of Messrs. Levesque and Hemer on November 15, 2013, options granted to Messrs. Levesque and Hemer ceased to vest as of that date, and all vested and unexercised options outstanding to Messrs. Levesque and Hemer expire on February 15, 2014.

(5)

The stock option was granted on November 20, 2012. The stock option became fully exercisable effective March 13, 2013 as a result of an agreement we entered into with an activist shareholder group that triggered an accelerated vesting provision in Mr. Askegaard’s change of control agreement.

Executive Compensation Program

Our executive compensation program has three principal components: base salary, equity based awards (historically these have been in the form of nonqualified stock options), and profit sharing bonuses. Our primary objective in determining base salaries is to provide a fair but conservative level of compensation to our executive management that can be sustained through a wide range of industry conditions without unduly and inappropriately burdening the company during lean conditions. Our primary objective in granting equity based awards is to provide appropriate incentive to our executive management to generate long term growth in the value of the company. Our primary objective in granting profit sharing bonuses is to reward executive management for their successes in generating profitability and positive cash flow. We believe that these three components to our executive compensation program are complementary to each other and provide a balance of long term and short term incentives to management and operational flexibility to the company that best serves the interests of the company.

Base Salaries. Historically, base salaries for our executive management have been adjusted infrequently and typically as a result of changes in responsibilities. In setting and adjusting base salaries for our executive management, we take into account the potential impact of the individual on the company and corporate performance, the skills and experience required by the position, the individual performance and potential of the executive officer, and market data for comparable positions in companies in comparable industries and of comparable development, complexity and size. We believe base salaries for our executive management have provided fair but conservative minimum compensation relative to peer companies in our industry.

In April 2007, we adjusted the base salaries of our executive officers in accordance with these factors, adjusting the annual base salaries of Mr. Levesque, our chief executive officer and Mr. Hemer, our chief administrative officer until his retirement from that position effective December 31, 2012, to $280,000 and $205,000, respectively. Prior to that, the base salaries for Messrs. Levesque and Hemer had not been adjusted for over ten years, except, at their initiation, during the severe downturn in our industry in 2001-2003, their base salaries were reduced by 25% and 20% respectively.

In January 2009, as a part of measures we took to address the impact of the worldwide financial collapse that became apparent in late third quarter 2008, at the initiation of our executive management we reduced wage rates of all of our employees by 10% and the salaries for our executive officers by up to 25%. As a result, the base salaries of Messrs. Levesque and Hemer were reduced by 25% and 20%, respectively. In July 2010, reflecting improving conditions in our industry, we reinstated our executive officers to their full base salaries. In September 2011 as a downturn in the semiconductor industry became evident, in addition to other cost control measures and at the initiation of our executive management, we reduced the salaries of our executives by up to 10%, including a 5% reduction to Mr. Hemer’s base salary. Reflecting the then current economic climate in the semiconductor industry, when Mr. Levesque resumed his positions as our president and chief executive officer he accepted a reduced base salary of 50% of his full base salary rate at the time of his retirement, and in January 2012, Mr. Hemer accepted a reduction to his base salary to 65% of his full base salary rate in 2011. In 2013, Mr. Levesque has continued to be paid at a reduced rate equal to 50% of his full base salary. Mr. Hemer retired on December 31, 2012.

Equity Based Awards. We granted equity based awards under our 2003 Plan and its predecessor plans periodically to achieve an appropriate balance of outstanding options to provide ongoing incentive to executive management to build value in the company over time. As indicated above, historically our equity based awards have been in the form of nonqualified stock options, and we have no current plans to grant other forms of equity based awards. The number of stock options we have granted to executives, including our chief executive officer, has been based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in our industry, the number of options previously granted, individual and corporate performance during the year, the number of options being granted to other executives, and management’s recommendations. The Compensation Committee determines the number of options to be granted to an executive based upon its overall subjective assessment of these factors. There are no formulas, objective criteria or other established relationships between the factors taken into account and the number of options granted to the executive.

We typically grant options on dates we believe the market value of our stock is at relatively low levels to maximize the incentive offered by the stock option awards. The designated grant date for all options that have been granted has always been the date the award was made. We have had no historical practice of awarding options on dates near company public releases of material information, and it is our policy not to do so.

The 2003 Plan terminated on February 28, 2013. Outstanding options granted pursuant to the 2003 Plan continue to be exercisable according to their individual terms.

Profit Sharing Bonuses. Under our executive officer profit sharing program, which the board adopted in 2004, the Compensation Committee may award up to an aggregate of 10% of our pre-tax operating income (before such awards) for the quarter as cash bonuses to our executive officers. Bonuses are awarded only for quarters in which we are profitable. The Compensation Committee determines aggregate bonuses to be awarded for a quarter based on its overall subjective assessment of cash flow availability and management’s performance. The Compensation Committee determines the amount of each executive’s bonus based upon its overall subjective assessment of the individual executive’s contributions to the success of our operations. There are no formulas, objective criteria or other established relationships between the factors taken into account and the amount of the bonuses awarded.

Potential Payments Upon Termination or Change-in-Control.

Effective as of January 6, 2004, or upon their later employment, we entered into Change of Control Agreements (“Agreements”) with certain of our high-level executives, including all of the named executive officers, that provide severance pay and other benefits in the event of a change of control. The Agreement with Mr. Levesque terminated upon his retirement in December 2010 and the Agreement with Mr. Hemer terminated upon his retirement from the position of Chief Administrative Officer in December 2012. The Agreements provide for severance payments of two times the executive’s annual base salary in the event the executive’s employment is terminated, either voluntarily with “good reason” or involuntarily, during the two-year period following a change in control. The severance payments are to be made over twenty-four months following the date of employment termination according to our regular payroll practices and policies. An executive receiving severance payments is also entitled to reimbursement of the employer portion of group medical and group dental premiums under COBRA continuation coverage. The Agreements also provide for immediate vesting of all unvested options outstanding to the executive upon a change in control. In January 2008, the Agreements were amended to conform to Section 409A of the Internal Revenue Code.

For purposes of the Agreements, a change of control would be deemed to have occurred upon:

●	the sale or other transfer of all or substantially all of our assets;

●	the approval by our shareholders of a liquidation or dissolution of the company;

●	any person, other than a bona fide underwriter, becoming the owner of more than 40% of our outstanding shares of common stock;

●

a merger, consolidation or exchange involving the company, but only if our shareholders prior to such transaction own less than 65% of the combined voting power of the surviving or acquiring entity following the transaction; or

●

the “continuity” members of our board, being the incumbent members of our board as of the end of 2012 and future members of our board who were approved by at least a majority of our continuity members, ceasing to constitute at least a majority of the board.

Effective March 13, 2013, we entered into an agreement with Concerned Aetrium Shareholders, an activist shareholder group, pursuant to which our board of directors was reconstituted to include three incumbent directors and three members of the shareholder group. As a result of this change of control, a total of 25,772 unvested stock options held by executives became immediately and fully exercisable pursuant to the terms of the Agreements.

Retirement Benefits

In November 2010, the Compensation Committee approved retirement benefits for Messrs. Levesque and Hemer equal to approximately 1.2 times their annual base salaries to be paid over the first two years of their respective retirements. In arriving at its decision, the Committee took into consideration contributions of such officers to the successes of the company, the structuring and implementation by such officers of management succession to assure continuity and a smooth executive management transition, severance benefits we have paid to departing division general managers, data on retirement benefits to top executive management at companies considered by the Committee as our industry peer group, and informal advice of employment consultants that the retirement benefits are comfortably within industry norms for retirement benefits to top executive management. Mr. Levesque’s retirement benefit was paid during fiscal years 2011 and 2012 following his initial retirement in 2010. Based upon his retirement from the position of chief administrative officer in December 2012, Mr. Hemer’s retirement benefit payments commenced in July 2013 and will continue through fiscal year 2014.

Deferred Compensation Arrangement

Upon Mr. Levesque’s resumption of his positions as our president and chief executive officer in November 2011, we entered into an agreement with him to defer the payment of a majority of his base salary earned through December 2012. The deferred amounts are being paid in bi-weekly installments during 2013. We have no general policy or program for deferred compensation.

Compensation Committee

The Compensation Committee consists of Messrs. Coleman, Eberwein and Vetter, each of whom is a non-employee director and is independent as defined under the Nasdaq listing standards and by the SEC. Mr. Coleman serves as Chairman of the Compensation Committee. The Compensation Committee approves the compensation for our executive officers. With respect to all eligible recipients except members of the Compensation Committee, the Compensation Committee also administers our 2003 Plan with respect to outstanding awards under the Plan. The board as a whole exercises these responsibilities with respect to members of the Compensation Committee as eligible recipients under the Plan.

The Role of the Compensation Committee. The Compensation Committee operates under a written charter adopted by our board on February 21, 2007. We have posted our Compensation Committee Charter on our website at www.aetrium.com. Pursuant to the charter, the members of the Committee are appointed by the board and are to consist of at least three (3) members of the board, each of whom meets the independence requirements defined under the Nasdaq listing standards and by the SEC. The primary duties and responsibilities of the Compensation Committee are to:

●	establish the compensation philosophy and policy for our executive officers;

●	review and evaluate the performance of the chief executive officer and other executive officers and approve their annual compensation packages;

●	review and approve, or recommend to the full board, executive incentive compensation plans and stock based plans in which executive officers and members of the board are eligible to participate;

●	supervise and oversee the administration of the 2003 Plan;

●	have sole authority to retain and terminate executive compensation consultants; and

●	review and reassess periodically the adequacy of the Compensation Committee Charter.

There is no provision for the Compensation Committee to delegate any of its duties and responsibilities to any other persons. Except as indicated above under the caption “Executive Compensation and Other Benefits—Retirement Benefits” with respect to retirement benefits approved for Messrs. Levesque and Hemer, the Compensation Committee has not used any compensation consultants in determining or recommending the amount or form of executive compensation.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

The current members of the Audit Committee are Messrs. Vetter, Eberwein and Coleman. Mr. Vetter serves as Chairman of the Audit Committee. All members of the Audit Committee are independent as defined under the Nasdaq listing standards and the rules and regulations of the SEC. The board has determined that Messrs. Eberwein and Vetter are audit committee financial experts, as defined by the SEC, based on their past business experience and financial certifications.

The Audit Committee operates under a written charter adopted by our board on February 18, 2004 as our Amended and Restated Audit Committee Charter. In connection with the preparation of the materials for our 2013 Annual Meeting, the Audit Committee determined that the Audit Committee charter is adequate and no revisions need to be made to such charter. We have posted our Audit Committee charter as currently in force on our website at www.aetrium.com. The primary function of the Audit Committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal and disclosure controls that management and the board have established, and the audit process, and by overseeing our accounting and financial reporting processes, the audits of our financial statements, and our independent registered public accounting firm. The Audit Committee’s primary duties and responsibilities are to:

●	be directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm;

●

approve all engagements of our independent registered public accounting firm to render audit or non-audit services prior to such engagement, or pursuant to policies and procedures that are detailed as to the particular service and that do not include delegation of the Audit Committee’s responsibilities to management;

●	evaluate our quarterly financial performance as well as our compliance with laws and regulations;

●	oversee management’s establishment and enforcement of financial policies and business practices;

●	review and determine approval of all related party transactions required to be disclosed by us under SEC rules and regulations;

●

establish procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

●	investigate any matter brought to its attention within the scope of its duties; and

●	provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, counsel, internal audit personnel and our board.

All services provided by our independent registered public accounting firm, Grant Thornton LLP, are subject to pre-approval by our Audit Committee. The Audit Committee’s pre-approval policies and procedures are described below under the caption “Independent Registered Public Accounting Firm—Pre-Approval Policies and Procedures.”

Review of Our Audited Financial Statements for the Fiscal Year ended December 31, 2012

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2012 with management. The Audit Committee has discussed with Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380).

The Audit Committee has also received the written disclosures and the letter from Grant Thornton LLP regarding their independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Audit Committee

Galen Vetter (Chair)

Jeffrey E. Eberwein

Richard K. Coleman, Jr.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement, in whole or in part, the Audit Committee Report will not be deemed to be incorporated by reference into any such filing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

We have selected Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2013. We have requested that the shareholders ratify this selection under Proposal 4 above. We have requested and expect one or more representatives of Grant Thornton LLP to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

All services provided by our independent registered public accounting firm are subject to pre-approval by our Audit Committee. The Audit Committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full Audit Committee meeting. The Audit Committee has also adopted policies and procedures that are detailed as to the particular service and that do not include delegation of the Audit Committee’s responsibilities to management under which management may engage our independent registered public accounting firm to render audit or non-audit services. Any interim approval given by an Audit Committee member and any such engagement by management must be reported to the Audit Committee no later than its next scheduled meeting. Before granting any approval, the Audit Committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of the independent registered public accounting firm. The full Audit Committee pre-approved all services provided by Grant Thornton LLP in fiscal years 2012 and 2011.

Audit and Non-Audit Fees

The following table presents aggregate fees billed for professional services rendered by Grant Thornton LLP for fiscal years 2012 and 2011. Other than as set forth below, no other professional services were rendered or fees billed by Grant Thornton LLP during fiscal years 2012 or 2011.

Services Rendered	2012	2011
Audit Fees (1)	$132,556	$125,000
Audit-Related Fees (2)	5,000	10,500
Tax Fees (3)	19,482	20,250

(1)

These fees include the audits of our annual financial statements for fiscal years 2012 and 2011, the reviews of our financial statements included in our Quarterly Reports on Form 10-Q for fiscal years 2012 and 2011 and services provided in connection with regulatory filings for those fiscal years.

(2)

These fees related to services provided to perform limited scope audits of the Aetrium Salary Savings Plan (401k Plan) for fiscal years 2011 and 2010, and for 2011 a portion of these fees related to consultations regarding potential business acquisitions.

(3)	These fees were for the preparation of federal and state tax returns and tax advice. In 2011 a portion of these fees related to consultations on deferred compensation.

CODE OF ETHICS

Effective February 18, 2004, the board formally adopted a Code of Business Conduct and Ethics, which covers a wide range of business practices and procedures and is intended to ensure to the greatest extent possible that Aetrium’s business is conducted in a consistently legal and ethical manner. The Code is consistent with how we have always conducted our business and applies to all of our directors, officers and other employees, including our principal executive officer and principal financial and accounting officer. We have posted the Code on our website at www.aetrium.com. We intend to promptly disclose any grant of waivers from or amendments to a provision of the Code on our website following such amendment or waiver.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON

 DECEMBER 19, 2013

The 2013 Annual Shareholders Meeting Notice and Proxy Statement and 2012 Annual Report to Shareholders of Aetrium Incorporated are available at www.icommaterials.com/aetrium. As noted above, our shareholders will be asked to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for 2013 and will be electing directors at our 2013 Annual Meeting, which will be held at the company’s corporate headquarters located at 2350 Helen Street, North St. Paul, Minnesota.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such reports furnished to us and written representations, we believe that for the year ended December 31, 2012, none of our directors, executive officers or beneficial owners of greater than 10% of our common stock failed to file on a timely basis the forms required by Section 16 of the Exchange Act, except as follows: due to inadvertence by the Company, Joseph C. Levesque, chairman of our board of directors and our chief executive officer was late filing four Form 4s related to purchase and sales of our common stock by two educational trusts for Mr. Levesque’s grandchildren, of which he is trustee; due to inadvertence by the Company, Paul H. Askegaard, Timothy G. Foley, Timothy A. McMullen, and Gary A. Quasabart, all executive officers, were each late filing one Form 4 related to a stock option grant; due to inadvertence by the Company, Daniel M. Koch, an executive officer was late filing one Form 3 and one Form 4 related to a stock option grant; due to inadvertence, Archer Advisors, LLC (“Archer”), beneficial owner of greater than 10% of our common stock, was late filing one Form 3, and Form 4s related to eighty-six transactions executed after Archer became subject to Section 16 reporting requirements. Such late filings were discovered only upon Archer becoming a member of Concerned Aetrium Shareholders on August 9, 2012. Required forms were filed by Archer on August 13 – 14, 2012.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Shareholder proposals intended to be presented in our proxy materials relating to our next Annual Meeting of Shareholders must be received by us at our principal executive offices on or before April 1, 2014 and must satisfy the requirements of the proxy rules promulgated by the SEC.

A shareholder who wishes to make a proposal at our next Annual Meeting without including the proposal in our proxy materials must notify us by June 15, 2014.

OTHER BUSINESS

We know of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by our board will be voted in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 TO EACH PERSON WHO WAS A SHAREHOLDER OF AETRIUM AS OF OCTOBER 31, 2013 UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: AETRIUM INCORPORATED, 2350 HELEN STREET, NORTH ST. PAUL, MINNESOTA 55109; ATTN.: SHAREHOLDER INFORMATION.

By Order of the Board of Directors

/s/ Daniel M. Koch

Daniel M. Koch
President and Chief Executive Officer

November 20, 2013

North St. Paul, Minnesota

AETRIUM INCORPORATED

annual proxy card

This Proxy is solicited by the Board of Directors

The undersigned hereby appoints Jeffrey E. Eberwein and Daniel M. Koch, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Aetrium Incorporated held of record by the undersigned on October 31, 2013 at the Annual Meeting of Shareholders to be held on December 19, 2013 or any postponement or adjournment thereof.

1.             ELECTION OF DIRECTORS. The Board recommends a vote FOR the following nominees.

	Name of Nominee	For	Withhold
01	JEFFREY E. EBERWEIN	☐	☐
02	RICHARD K. COLEMAN, JR.	☐	☐
03	GALEN VETTER	☐	☐
04	DANIEL M. KOCH	☐	☐
05	PAUL H. ASKEGAARD	☐	☐

2.             ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS. The Board recommends a vote FOR an advisory resolution regarding the compensation of the Company’s named executive officers.

For ☐	Against ☐	Abstain ☐

3.             ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS. The Board recommends you vote 1 YEAR on the frequency of future advisory votes on the compensation of named executive officers.

1 year ☐	2 years ☐	3 years ☐	Abstain ☐

4.             RATIFICATION OF GRANT THORNTON LLP. The Board recommends a vote FOR ratification of Grant Thornton LLP as the company’s independent registered public accounting firm for 2013.

For ☐	Against ☐	Abstain ☐

5.            In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN PROPOSAL 1, “FOR” APPROVAL OF PROPOSALS 2 AND 4, AND TO CONDUCT AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS EVERY 1 YEAR AS SET FORTH IN PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _____________, 2013

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Important notice regarding Internet availability of proxy materials for the annual meeting of shareholders to be held on December 19, 2013: The Proxy Statement and the 2012 Annual Report to Shareholders are available at www.icommaterials.com/aetrium.

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